                          PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                           Pro Forma Consolidated Balance Sheet
                                     January 31, 1999
                                         Exhibit 5


                                                            --------------------------------------------------
                                                                                   Reverse Split &
                                                                                     Buyback
                                                                 As Reported         Adjustments     Pro Forma
                                                            --------------------------------------------------

ASSETS

     CURRENT ASSETS:
        Cash and cash equivalents                                 $     1,621       $    (650)      $     971
        Certificates of deposit                                            99                              99
        Accounts receivable, net                                        2,344                           2,344
        Inventory                                                       2,797                           2,797
        Advances to employees, officers and directors                      64                              64
        Deferred income taxes                                             211                             211
        Other current assets                                              485                             485
                                                            --------------------------------------------------
            Total current assets                                        7,621            (650)          6,971

     PROPERTY AND EQUIPMENT, NET                                        2,671                           2,671
     INVESTMENTS IN AND ADVANCES TO AFFILIATES                              -                               -
     DEFERRED INCOME TAXES                                                122                             122
     OTHER ASSETS                                                           9                               9
                                                            --------------------------------------------------

     TOTAL                                                        $    10,423       $    (650)      $   9,773
                                                            ==================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES:
        Notes payable - line of credit                            $       440                       $     440
        Accounts payable - trade                                          985                             985
        Accrued payroll and payroll taxes                                 654                             654
        Accrued warranty costs                                            197                             197
        Other accrued liabilities                                         428                             428
        Current portion of long-term debt                                 461                             461
        Current portion of capital lease obligations                      209                             209
                                                            --------------------------------------------------
            Total current liabilities                                   3,374                           3,374

     LONG-TERM DEBT, NET OF CURRENT PORTION                               772                             772
     CAPTIAL LEASE OBLIGATIONS, NET OF CURRENT PORTION                    321                             321
                                                            --------------------------------------------------
            Total liabilities                                           4,467                           4,467

     STOCKHOLDERS' EQUITY:
        Common stock, at par                                              141             (10)            131
        Additional paid-in capital                                        316                             316
        Retained Earnings                                               5,499            (640)          4,859
                                                            --------------------------------------------------
            Total stockholders' equity                                  5,956            (650)          5,306

     TOTAL                                                        $    10,423       $    (650)      $   9,773
                                                            ==================================================

Common stock book value                                           $ 5,956,000        (650,000)      5,306,000
Number of common shares outstanding                                14,148,000                           1,310
            Book value per share                                       $ 0.42                       $4,050.38

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                     Professional Dental Technologies, Inc.
                 Notes to Pro Forma Consolidated Balance Sheets
                      January 31, 1999 and October 31, 1998


1.   Reverse Split and Buyback Adjustments:

     The pro  forma  balance  sheets  reflect  the  reduction  in cash  and cash equivalents and the decrease in stockholders'  equity of $650,000 resulting
     from  the  buyback  of  estimated   fractional   common  shares  after  the
     1-for-10,000  reverse  common  stock  split at $6,500 per share,  as if the buyback occurred at October 31, 1998.

     The pro forma book value per share reflects the lower common stock book value and the lower number of common shares outstanding after the split and buyback.